INVESTOR RELATIONS SERVICE AGREEMENT

This agreement ("agreement") is made and entered into June 11, 2004 ("Effective Date") by and between Eclips Ventures International ("Eclips"), a corporation based in the Netherlands, located at Keizersgracht 453, 1017 DK, Amsterdam and Scarab Systems, Inc. ("Client"), a Colorado corporation having an office located at 528-666 Burrard Street, Vancouver, British Columbia V6C 2X8.

The parties hereto agree as follows:

1. Term

The term of this agreement will commence on the Effective Date and will terminate one year after the Effective Date.

2. Client Obligations

2.1 Client shall provide Eclips with reliable corporate information and contacts regarding Client's business and capital stock in order to facilitate Eclips' obligations hereunder.

2.2 Client shall provide information that is permitted under all applicable statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

3. Liability

3.1 Client understands that Eclips makes no warranty as to results of the investor relation program.

3.2 Eclips will not be responsible for any false claims or misleading statements made by Client.

4. Recommendations

4.1 Client understands that Eclips is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations concerning the purchase or sale of any security.

4.2 Client understands that Eclips will make no offer to buy or sell securities.

4.3 Eclips will recommend that any visitor/member/contact/subscriber considering investing in Client or trading in Client's stock on the NASD over-the-counter bulletin board (OTCBB: SBSY), do so only after speaking with a stockbroker or registered financial advisor.

5. Fees

5.1 As compensation for the investor relations services, Eclips will receive a fee of USD$70,000 and three hundred thousand (300,000) shares issued by Client from its common stock, due upon signing of this agreement.

5.2 Client understands that fees are non-refundable and binding upon signature.

5.3 Eclips will make full disclosure of payment from Client in accordance with all applicable statutes, regulations and rules of any governing authority, exchange or regulatory body.

6. Services to be performed

6.1 During the term of this agreement, for the purpose of raising investor awareness of the Client, Eclips will provide services including but not limited to:

(a) preparing a report on the Client and disseminating it to persons listed in the various databases of Eclips;

(b) producing a profile page concerning client and displaying the information on the various internet properties owned by Eclips;

(c) writing updates about Client when newsworthy events occur and disseminating the updates to the various persons listed in the databases and internet properties of Eclips;

(d) interviewing an executive of Client and placing the interview on Eclips' internet properties;

(e) handling part of the European media relations, shareholder and investor communications for Client;

(f) utilizing Eclips' partner network to increase investor awareness of Client; and

(g) introducing Client to European and American financial contacts.

6.2 The services rendered by Eclips in section 6.1 hereof shall fully comply will all applicable statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

6.3 Any report prepared in accordance with section 6.1(a) hereof must be approved by Client before it is disseminated to the public.

7. Hold Harmless

Eclips shall hold Client harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of Eclips.

Client shall hold Eclips harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of Client.

8. Notices

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing sent via facsimile to the following offices of each party:

If to Eclips:

Eclips Ventures Intl.
Keizersgracht 453
1017 DK, Amsterdam
Netherlands
Fax: 011-31-20-626-3141

Attention: Rogier Groen

If to Client:

Scarab Systems, Inc.
528 - 666 Burrard Street
Vancouver, BC V6C 2X8
Canada
Fax: 1-604-639-3196

Attention: Thomas Mills

9. Jurisdiction and Venue

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder are construed in accordance with and pursuant to the laws of the State of New York and the federal laws of the United States of America, as applicable. Therefore, each of the parties hereby consents to the jurisdiction and venue of the courts of the State of New York.

10. Entire Agreement

This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreement and negotiations between the parties.

Eclips Ventures Intl.	Scarab Systems, Inc.
By: /s/ Rogier Groen Name: Rogier Groen Title: Managing Director	By: /s/ Thomas E. Mills Name: Thomas E. Mills Title: President